As filed with the Securities and Exchange Commission on December 23, 2022

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUYA INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Building A3, E-Park, 280 Hanxi Road

Panyu District, Guangzhou 511446

People’s Republic of China

+86 (20) 2290-7888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated 2021 Share Incentive Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Copies to:

Rongjie Dong Chief Executive Officer HUYA Inc. Building A3, E-Park, 280 Hanxi Road Panyu District, Guangzhou 511446 People’s Republic of China +86 (20) 2290-7888	Haiping Li, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Jing An Kerry Centre, Tower II 46th Floor 1539 Nanjing West Road Shanghai, People’s Republic of China +86 (21) 6193-8200

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed by HUYA Inc. (the “Registrant”) to register additional Class A ordinary shares of the Registrant (the “Class A Ordinary Shares”) issuable pursuant to the Amended and Restated 2021 Share Incentive Plan (the “Amended Plan”) and consists of only those items required by General Instruction E to Form S-8. Pursuant to the Amended Plan, the maximum aggregate number of Class A Ordinary Shares available for grant of awards is increased from 3,530,111 under the Registrant’s original 2021 Share Incentive Plan, for which a registration statement on Form S-8 (File No. 333-257763) was filed with the Securities and Exchange Commission (the “Commission”) on July 8, 2021 (the “Prior Registration Statement”), to 8,018,111. The additional securities registered hereby consist of 4,488,000 Class A Ordinary Shares.

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, except as otherwise set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Commission are incorporated by reference herein:

(a)	The Registrant’s registration statement on Form S-8 (File No. 333-257763), filed with the Commission on July 8, 2021;

(b)	The Registrant’s annual report on Form 20-F (File No. 001-38482) for the year ended December 31, 2021, filed with the Commission on April 28, 2022; and

(c)

The description of the Registrant’s Class A ordinary shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-38482) filed with the Commission on May 2, 2018, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8.	Exhibits

See the Index to Exhibits attached hereto.

EXHIBIT INDEX

Exhibit Number		Description

4.1		Fourth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 99.2 to the current report on Form 6-K (File No. 001-38482) furnished to the Securities and Exchange Commission on May 15, 2020)

4.2		Registrant’s Specimen Certificate for Class A ordinary shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1 (File No. 333-224202), as amended, initially filed with the Securities and Exchange Commission on April 9, 2018)

4.3		Deposit Agreement dated May 10, 2018, among the Registrant, the depositary and holder of the American Depositary Receipts (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form S-8 (File No. 333-227336 ) filed with the Securities and Exchange Commission on September 14, 2018)

5.1	*	Opinion of Maples and Calder (Hong Kong) LLP, regarding the legality of the Class A ordinary shares being registered

10.1		Amended and Restated 2021 Share Incentive Plan (incorporated herein by reference to Exhibit 99.1 to the current report on Form 6-K (File No. 001-38482) furnished to the Securities and Exchange Commission on September 8, 2022)

23.1	*	Consent of PricewaterhouseCoopers Zhong Tian LLP

23.2	*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1	*	Powers of Attorney (included on signature page hereto)

107	*	Calculation of Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guangzhou, China, on December 23, 2022.

HUYA Inc.

By:	/s/ Rongjie Dong
Name: Rongjie Dong
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Mr. Rongjie Dong and Ms. Ashley Xin Wu, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rongjie Dong Rongjie Dong	Director and Chief Executive Officer (principal executive officer)	December 23, 2022

/s/ Ashley Xin Wu Ashley Xin Wu	Vice President of Finance (principal financial and accounting officer)	December 23, 2022

/s/ Lingdong Huang Lingdong Huang	Chairman of the Board of Directors	December 23, 2022

/s/ David Xueling Li David Xueling Li	Director	December 23, 2022

/s/ Cheng Yun Ming Matthew Cheng Yun Ming Matthew	Director	December 23, 2022

/s/ Hai Tao Pu Hai Tao Pu	Director	December 23, 2022

/s/ Guang Xu Guang Xu	Director	December 23, 2022

/s/ Lei Zheng Lei Zheng	Director	December 23, 2022

/s/ Hongqiao Zhao Hongqiao Zhao	Director	December 23, 2022

/s/ Tsang Wah Kwong Tsang Wah Kwong	Director	December 23, 2022

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of HUYA Inc. has signed this registration statement or amendment thereto in New York, New York, the United States on December 23, 2022.

Authorized U.S. Representative
COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President